Exhibit 10.6

[Unofficial translation]

Equity Transfer Agreement

regarding

Jiangsu Jinyu Environmental Engineering Co., Ltd

Transferor (“Party A”):

Name: Jiangsu Zhenyu Environmental Protection Technology

Domicile: West Street, Gaocheng Town, Yixing City

Legal Representative: LI Boping

Position: Executive Director

Nationality: China

Transferee (“Party B”):

Name: Yixing Dragon Path Environment Technology Limited

Domicile: North Cheng Road, Gaocheng Town, Yixing City

Legal Representative: LI Boping

Position: Executive Director

Nationality: China

Consenting Party (“Party C”):

Name: Dragon Path International Limited

Domicile: P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands

Legal Representative: Weihua Zhao

Position: Director

Nationality: New Zealand

As a result of friendly negotiation, Party A, Party B and Party C have entered into the agreement with respect to transfer of certain equity in Jiangsu Jinyu Environmental Engineering Co., Ltd (the “Company”) from Party A to Party B. It reads as follows:

Article 1: Target Equity, Consideration, and Other Matters

1.1. Target

Jiangsu Zhenyu Environmental Protection Technology (the “Transferor”), the Chinese investor of the Company, is willing to transfer 75% equity of the Company (subscribed in the amount of USD 840,000.00, fully paid in) to Yixing Dragon Path Environment Technology Limited (the “Transferee”) for the consideration of USD 840,000.00. Subsequent to the equity transfer herein, the transferee will enjoy and assume shareholder’s rights and obligations with respect to target equity.

1.2. After the equity transfer herein, the total investment amount of the Company will be USD 1,600,000.00, and the registered capital will be USD 1,120,000.00. In particular, Yixing Dragon Path Environment Technology Limited contributes USD 840,000.00, which equals to 75% of registered capital; Dragon Path International Limited contributes USD 280,000.00, which equals to 25% of registered capital.

1.3. Change of directors

The Transferee shall have right to appoint directors to the Company. The new directors to be appointed by the Transferee will be those people who are existing directors of the Company formerly appointed by the Transferor.

1.4. Change of Supervising-director

The Company will have one supervising-director with its term of office of 3 years. Subsequent to the equity transfer herein, the shareholders of the Company will jointly appoint the supervising-director.

1.5. Party B and Party C will amend and restate the Joint Venture Contract and the Articles of Association of the Company instead of existing ones.

Article 2: Time and Manner of the Equity Transfer

2.1. Party B is willing to accept 75% equity of the Company formerly held by Party A. The equity transfer price for such 75% equity is USD 840,000.00, or equivalent RENMINBI. If the equity transfer price is paid in USD or other foreign currency, the foreign exchange rates of the payment date shall apply. The transfer of target equity and the payment of consideration shall be completed within 90 days after the examining and approving authority approves the equity transfer herein. Party B will pay the equity transfer price to Party A in cash or by other means, but not through bank transfer.

2.2. The equity transfer price shall be paid within three months after the examining and approving authority approves this agreement.

2.3. Both parties’ application for modification of registration items of the Company shall be submitted to competent administration for industry and commerce within 15 days after the examining and approving authority approves herein.

2.4. Party A is obliged to use its best effort to assist Party B in updating registration items arising from equity transfer herein, including but not limited to registration items in the administration for industry and commerce, authority of foreign exchange, etc.

Article 3.Rights and Obligations of the Transferee under this Agreement and the Articles of Association

3.1. Immediately after the completion of equity transfer herein, Party A will not enjoy rights or assume obligations as a shareholder of the said equity; Party B will enjoy the rights and assume obligations as a shareholder of the said equity.

3.2. Notwithstanding any stipulation of Article 3.1 to the contrary, undistributed profit of the Company prior to the execution date of this agreement belongs to Party A; after that date, it belongs to Party B.

Article 4. Board of Directors

After the equity transfer hereunder, the directors formerly appointed by Party A shall no longer be directors. Party B has right to appoint directors of the Company according to its Articles of Association. Outgoing directors shall handover their duties to incoming directors as soon as possible after the execution of this agreement.

Article 5. Succession of creditor’s right and debt

The creditor’s right and debts of the Company will be continuously enjoyed and assumed by the Company after the equity transfer hereunder.

Article 6. Arrangement of Employees

The Company will continue existing employment relations with the employees after the equity transfer hereunder.

Article 7. Liabilities for Breach of Contract

If Party B does not timely pay the equity transfer price pursuit to Article 2 hereof, Party B shall pay liquidated damages to Party A, equaling to 0.1% of unpaid equity transfer price once a month since unpaid price is overdue. If equity transfer price is overdue for more than three months, Party A shall have right to terminate this agreement and require Party B to compensate for its losses, in addition to the liquidated damages.

Article 8. Governing Law and Settlement of Dispute

Any dispute arising from or in connection with this agreement shall be settled by Party A and Party B through friendly negotiation. If any dispute could not be settled through negotiation, such dispute shall be submitted to China International Economic and Trade Arbitration Commission (CIETAC) for arbitration. The arbitration shall be conducted in Shanghai under the arbitration rules of CIETAC. The award of the arbitration shall be final and binding upon both parties.

Article 9. Effectiveness of this Agreement

This agreement shall become effective on the date of updated certificate of approval, which will be issued by the examining and approving authority.

Article 10. Execution of this Agreement

This agreement is executed on July 1, 2011 in Jiangsu Jinyu Environmental Engineering Co., Ltd.

Article 11. This Agreement shall be executed in eight counterparts. Each party holds two counterparts. The remaining are for governmental authorities.

[Signature page follows]

[Signature page]

Transferor (“Party A”): Jiangsu Zhenyu Environmental Protection Technology (seal)

Legal Representative: LI Boping(signature)

Name: LI Boping

Position: Executive Director

Transferee (“Party B”): Yixing Dragon Path Environment Technology Limited (seal)

Legal Representative: LI Boping(signature)

Name: LI Boping

Position: Executive Director

Consenting Party (“Party C”): Dragon Path International Limited (seal)

Legal Representative: Weihua Zhao (signature)

Name: Weihua Zhao

Position: Director